Exhibit 99.1

FOR IMMEDIATE RELEASE

TETRA TECHNOLOGIES, INC.

ANNOUNCES THIRD QUARTER 2017 RESULTS

AND PROVIDES UPDATED TOTAL YEAR 2017 GUIDANCE

THE WOODLANDS, Texas, November 9, 2017 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) announced consolidated third quarter 2017 earnings per share attributable to TETRA stockholders of $0.03, which compares to consolidated losses of $0.10 per share attributable to TETRA stockholders in the second quarter of 2017 and $0.16 per share in the third quarter of 2016.

TETRA's adjusted per share results attributable to TETRA stockholders for the third quarter of 2017, excluding Maritech and special items, were earnings per share of $0.04, which compares to adjusted losses per share of $0.04 in the second quarter of 2017 and $0.05 in the third quarter of 2016, also excluding Maritech and special items. Third quarter 2017 revenue of $216 million increased 4% from the second quarter of 2017 and 23% from the third quarter of last year.  The sequential improvement in revenue was driven by stronger offshore and onshore Fluids Division and Production Testing Division activity.

(Adjusted earnings/loss per share is a non-GAAP financial measure that is reconciled to the nearest GAAP measure in the accompanying schedules.)

Third Quarter 2017 Results
	Three Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016
	(In Thousands, Except per Share Amounts)
Revenue	$216,364	$208,369	$176,553
Net income (loss) attributable to TETRA stockholders	3,145	(10,991)	(15,009)
Adjusted EBITDA(1)	45,079	28,537	36,927
GAAP EPS attributable to TETRA stockholders	0.03	(0.10)	(0.16)
Adjusted EPS attributable to TETRA stockholders(1)	0.04	(0.04)	(0.05)
Consolidated net cash provided (used) by operating activities	37,395	19,977	(7,830)
TETRA only adjusted free cash flow(1)	$17,818	$6,090	$(13,821)

    (1) Non-GAAP financial measures are reconciled to GAAP in the schedules below.

Highlights include:

•

Fluids Division revenue increased 5% sequentially and 49% compared to the third quarter of 2016 reflecting the completion of a significant Gulf of Mexico CS Neptune® completion fluids project that started late in the second quarter of 2017.  Additionally, stronger US onshore fracking activity resulted in a 46% sequential increase in water management revenue, which was double compared to the same quarter a year ago.

•

Compression Division revenues decreased 5% over the second quarter reflecting the timing in the shipment of new equipment sales.  Overall service fleet utilization improved sequentially by 250 basis points to 81.4%; new equipment orders were $37 million (compared to $12 million in the second quarter of 2017); and the backlog for new equipment sales increased to $53.6 million, the highest since the start of the downturn.

•

Consolidated net cash provided by operating activities was $37.4 million in the third quarter compared to $20 million in the second quarter of 2017.  TETRA only adjusted free cash flow was $17.8 million, an improvement of $11.7 million over the second quarter.  (See Schedule G for the reconciliation of TETRA only adjusted free cash flow to GAAP.)

Stuart M. Brightman, TETRA’s President and Chief Executive Officer, stated, “We saw strong positive momentum across all divisions in the third quarter, especially with offshore completion fluids, onshore water management services, production testing and contract compressions services.  All our divisions reported improved adjusted EBITDA compared to the second quarter of 2017.  GAAP EPS attributable to TETRA stockholders for the quarter was $0.03, a significant improvement sequentially and compared to a year ago.

“Fluids Division revenue for the third quarter of 2017 exceeded $90 million for the first time since the fourth quarter of 2015.  Revenue of $93.4 million increased 5% sequentially and 49% compared to the same quarter of 2016. We completed our latest Gulf of Mexico CS Neptune® completion fluid project during the third quarter, and immediately mobilized to the next project, also in the Gulf of Mexico.  This project is expected to be completed during November.  We also saw a step change increase in water management revenue led by stronger activity in the Permian and the Delaware and MidCon markets.  As a result of this significant increase in activity, as well as improved pricing, we have accelerated investments of additional lay flat hose to take advantage of the strong market.  International offshore completion fluids sales were also very strong, led by higher activity in the Middle East, and led to the highest revenue for this business since the first quarter of 2014.  Fluids Division income before taxes was $24.9 million (26.6% of revenue), while Adjusted EBITDA was $30.8 million (33.0% of revenue).

“Third quarter 2017 Compression Division revenue declined sequentially 5% to $71.6 million, reflecting the timing on the shipment of new equipment.  During the quarter, utilization of our service fleet improved sequentially by 250 basis points to 81.4%. Utilization of our larger horsepower equipment (greater than 800 HP, which are typically deployed on gathering systems) was 90.1%, up from 89.6% at the end of the second quarter of 2017. New equipment orders were $37 million, resulting in a book to bill ratio of 4.9 times and a backlog of $53.6 million.  All these indicators reflect the growing demand from our customers to build out gathering systems in the Delaware Basin and to add capacity to existing systems, particularly in the Permian Basin. We are also seeing an improving pricing environment.  As a result, we have initiated orders for additional large horsepower compressors targeted for gathering systems.  Compression Division loss before taxes was $7.0 million (including a favorable $1.3 million non-cash adjustment to the fair market value of the CCLP Series A Preferred units and a $3.0 million favorable insurance settlement for equipment previously damaged), compared to a loss of $6.2 million in the second quarter of 2017. Adjusted EBITDA was $20.9 million (compared to $17.5 million in the second quarter of 2017).  On October 19, 2017, CSI Compressco LP declared a cash distribution attributable to the third quarter of 2017 of $0.1875 per outstanding common unit. The distribution coverage ratio was 1.56X for the third quarter of 2017.

“Third quarter 2017 revenue for the Production Testing Division increased sequentially by 19%, to $18.9 million, and by 26% compared to the same quarter of 2016, led by stronger activity for both domestic and international.  Production Testing loss before taxes was $1.4 million, while Adjusted EBITDA was positive at $1.1 million (5.6% of revenue). The improvement of third quarter Adjusted EBITDA represented 56% of the incremental revenue over the second quarter, and 39% of the incremental revenue over the same quarter of 2016.

“Our Offshore Services segment revenue improved 12% to $32.7 million compared to the prior year quarter on stronger activity levels and by 16% sequentially, reflecting the seasonality of the business.   Profit before taxes was $0.5 million, while Adjusted EBITDA was $3.3 million. Adjusted EBITDA was negatively impacted by approximately $2 million as a result of Hurricane Harvey in the third quarter.”

Free Cash Flow and Balance Sheet

Consolidated net cash provided by operating activities for the third quarter of 2017 was $37.4 million, compared to $20 million in the second quarter of 2017.  TETRA only adjusted free cash flow in the third quarter of 2017 was $17.8 million, an improvement of $11.7 million from the second quarter of 2017. Consolidated debt was $624 million and TETRA only debt was $117 million, an improvement in TETRA only debt of $20.2 million compared to the end of the second quarter of 2017.  As a result of the improved earnings and free cash flow, no amounts were outstanding on TETRA’s revolving credit facility at the end of September.  Cash on hand for TETRA only was $13.5 million.  With no amounts outstanding on TETRA’s revolving credit facility and $13.5 million of cash on hand, TETRA is positioned to invest opportunistically into the recovering market.

Special items and Maritech

Consolidated third quarter GAAP pre-tax earnings included a favorable impact from non-cash items of $1.2 million (primarily the fair value adjustment of the CSI Compressco Series A Convertible Preferred Units) and $3.0 million insurance recovery for CSI Compressco during the quarter.

Special items, including Maritech, that were excluded to arrive at Adjusted EBITDA for the third quarter, as detailed on Schedule E, include the following:

•	Maritech pre-tax loss of $0.9 million
•	$1.1 million non-cash income for a fair value adjustment of the CSI Compressco Series A Convertible Preferred units
•	$0.6 million of software implementation training expense for CSI Compressco
•	$0.1 million of other special charges

            Additionally, a normalized tax rate of 30% is reflected in Adjusted Net Income, as shown on Schedule E.

Financial Guidance

We expect total year TETRA only adjusted free cash flow to be between $15 million and $30 million in 2017 as we are accelerating investments in lay flat hose to take advantage of strong demand for water transfer services.

No reconciliation of the forecasted range of TETRA only adjusted free cash flow for the full year 2017 to the nearest GAAP measure is included in this release because the reconciliation would require presenting forecasted information for CSI Compressco that is not publicly disclosed.

Conference Call

TETRA will host a conference call to discuss these results today, November 9, 2017, at 10:30 a.m. ET. The phone number for the call is 888-347-5303. The conference will also be available by live audio webcast and may be accessed through TETRA's website at www.tetratec.com. A replay of the conference call will be available at 1-877-344-7529, conference number 10101596, for one week following the conference call and the archived web call will be available through the Company’s website for thirty days following the conference call.

Investor Contact

TETRA Technologies, Inc., The Woodlands, Texas

Stuart M. Brightman, 281-367-1983

Fax: 281-364-4346

www.tetratec.com

Financial Statements, Schedules and Non-GAAP Reconciliation Schedules (Unaudited)

Schedule A: Consolidated Income Statement

Schedule B: Financial Results By Segment

Schedule C: Consolidated Balance Sheet

Schedule D: Long-Term Debt

Schedule E: Special Items

Schedule F: Non-GAAP Reconciliation to GAAP Financials

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

Company Overview and Forward-Looking Statements

TETRA is a geographically diversified oil and gas services company, focused on completion fluids and associated products and services, water management, frac flowback, production well testing, offshore rig cooling, compression services and equipment, and selected offshore services, including well plugging and abandonment, decommissioning, and diving. TETRA owns an equity interest, including all of the general partner interest, in CSI Compressco LP (NASDAQ:CCLP), a master limited partnership.

This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the anticipated recovery of the oil and gas industry, expected results of operational business segments for 2017, anticipated benefits from CSI Compressco following the acquisition of Compressor Systems, Inc. (CSI) in 2014, including levels of cash distributions per unit, projections concerning the Company's business activities, financial guidance, estimated earnings, earnings per share, and statements regarding the Company's beliefs, expectations, plans, goals, future events and performance, and other statements that are not purely historical. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company, including the ability of CSI Compressco to successfully integrate the operations of CSI and recognize the anticipated benefits of the acquisition. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission.

Schedule A: Consolidated Income Statement (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In Thousands, Except per Share Amounts)
Revenue	$216,364	$176,553	$592,734	$521,542

Cost of sales, services, and rentals	146,009	115,948	423,128	361,982
Depreciation, amortization, and accretion	29,200	31,852	87,298	98,997
Impairments of long-lived assets	—	—	—	10,927
Insurance Recoveries	(2,352)	—	(2,352)	—
Total cost of revenues	172,857	147,800	508,074	471,906
Gross profit	43,507	28,753	84,660	49,636

General and administrative expense	31,208	28,589	90,896	89,381
Goodwill impairment	—	—	—	106,205
Interest expense, net	14,654	14,325	42,749	43,299
Warrants fair value adjustment income	(47)	—	(11,568)	—
CCLP Series A Preferred fair value adjustment	(1,137)	6,294	(4,340)	6,294
Litigation arbitration award expense (income), net	38	—	(10,064)	—
Other (income) expense, net	(668)	2,130	(94)	3,636
Income (loss) before taxes	(541)	(22,585)	(22,919)	(199,179)
Provision (benefit) for income taxes	797	1,443	4,290	1,804
Net income (loss)	(1,338)	(24,028)	(27,209)	(200,983)
(Income) loss attributable to noncontrolling interest	4,483	9,019	16,900	71,075
Net income (loss) attributable to TETRA stockholders	$3,145	$(15,009)	$(10,309)	$(129,908)

Basic per share information:
Net income (loss) attributable to TETRA stockholders	$0.03	$(0.16)	$(0.09)	$(1.53)
Weighted average shares outstanding	114,563	91,746	114,435	85,093

Diluted per share information:
Net income (loss) attributable to TETRA stockholders	$0.03	$(0.16)	$(0.09)	$(1.53)
Weighted average shares outstanding	114,569	91,746	114,435	85,093

Schedule B: Financial Results By Segment (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In Thousands)
Revenue by segment:
Fluids Division	$93,442	$62,610	$255,483	$182,556
Production Testing Division	18,927	15,065	56,376	48,320
Compression Division	71,611	70,718	212,482	228,504
Offshore Division
Offshore Services	32,668	29,239	69,290	65,604
Maritech	21	238	427	575
Intersegment eliminations	—	(297)	—	(813)
Offshore Division total	32,689	29,180	69,717	65,366
Eliminations and other	(305)	(1,020)	(1,324)	(3,204)
Total revenues	$216,364	$176,553	$592,734	$521,542

Gross profit (loss) by segment:
Fluids Division	$31,359	$15,369	$67,828	$29,445
Production Testing Division	404	(2,032)	(374)	(8,054)
Compression Division	11,015	12,353	24,711	33,035
Offshore Division
Offshore Services	1,592	3,459	(5,504)	(763)
Maritech	(737)	(297)	(1,675)	(3,709)
Intersegment eliminations	—	—	—	—
Offshore Division total	855	3,162	(7,179)	(4,472)
Corporate overhead and eliminations	(126)	(99)	(326)	(318)
Total gross profit	$43,507	$28,753	$84,660	$49,636

Income (loss) before taxes by segment:
Fluids Division	$24,891	$8,835	$60,953	$8,931
Production Testing Division	(1,405)	(4,222)	(6,565)	(27,924)
Compression Division	(7,014)	(14,862)	(27,527)	(123,602)
Offshore Division
Offshore Services	452	1,879	(12,328)	(5,792)
Maritech	(914)	(643)	(1,698)	(4,664)
Intersegment eliminations	—	—	—	—
Offshore Division total	(462)	1,236	(14,026)	(10,456)
Corporate overhead and eliminations	(16,551)	(13,572)	(35,754)	(46,128)
Total income (loss) before taxes	$(541)	$(22,585)	$(22,919)	$(199,179)

Please note that the above results by Segment include special charges and expenses. Please see Schedule E for details of those special items.

Schedule C: Consolidated Balance Sheet (Unaudited)

	September 30, 2017	December 31, 2016
	(In Thousands)
Balance Sheet:
Cash (excluding restricted cash)	$20,850	$29,840
Accounts receivable, net	152,872	114,284
Inventories	122,045	106,546
Other current assets	19,664	25,121
PP&E, net	895,870	945,451
Other assets	90,109	94,298
Total assets	$1,301,410	$1,315,540

Current portion of decommissioning liabilities	$492	$1,451
Other current liabilities	140,106	115,434
Long-term debt (1)	624,126	623,730
Long-term portion of decommissioning liabilities	56,025	54,027
CCLP Series A Preferred	68,309	77,062
Warrant liability	6,936	18,503
Other long-term liabilities	22,906	24,867
Equity	382,510	400,466
Total liabilities and equity	$1,301,410	$1,315,540

(1) Please see Schedule D for the separate debt obligations of TETRA and CSI Compressco LP.

Schedule D: Long-Term Debt

TETRA Technologies Inc. and its subsidiaries, other than CSI Compressco LP and its subsidiaries, are obligated under a bank credit agreement and senior note, neither of which are obligations of CSI Compressco LP and its subsidiaries. CSI Compressco LP and its subsidiaries are obligated under a separate bank credit agreement and senior notes, neither of which are obligations of TETRA and its other subsidiaries. Amounts presented are net of deferred financing costs.

	September 30, 2017	December 31, 2016
	(In Thousands)
TETRA
Bank revolving line of credit facility	$—	$3,229
TETRA 11% Senior Note	117,355	116,411
TETRA total debt	117,355	119,640
Less current portion	—	—
TETRA total long-term debt	$117,355	$119,640

CSI Compressco LP
Bank Credit Facility	$218,977	$217,467
7.25% Senior Notes	287,794	286,623
Total debt	506,771	504,090
Less current portion	—	—
CCLP total long-term debt	$506,771	$504,090
Consolidated total long-term debt	$624,126	$623,730

Non-GAAP Financial Measures

In addition to financial results determined in accordance with GAAP, this news release includes the following non-GAAP financial measures for the Company: net debt, adjusted consolidated and segment income (loss) before taxes, excluding the Maritech segment and special charges; consolidated and segment adjusted EBITDA; and TETRA only adjusted free cash flow. The following schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures. The non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP, as more fully discussed in the Company’s financial statements and filings with the Securities and Exchange Commission.

Management believes that following the sale of essentially all of Maritech’s oil and gas properties, it is helpful to show the Company’s results, excluding the impact of the costs and charges relating to the decommissioning of Maritech’s remaining properties, since these results will show the Company’s historical results of operations on a basis consistent with expected future operations.  Management also believes that the exclusion of the special charges from the historical results of operations enables management to evaluate more effectively the Company’s operations over the prior periods and to identify operating trends that could be obscured by the excluded items.

Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue) is defined as the Company’s (or the segment’s) income (loss) before taxes, excluding certain special or other charges (or credits). Adjusted income (loss) before taxes (and adjusted income (loss) before taxes as a percent of revenue)

is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted diluted earnings (loss) per share is defined as the Company’s diluted earnings (loss) per share excluding certain special or other charges (or credits) and using a normalized effective income tax rate. Adjusted diluted earnings (loss) per share is used by management as a supplemental financial measure to assess financial performance, without regard to charges or credits that are considered by management to be outside of its normal operations.

Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is defined as earnings before interest, taxes, depreciation, amortization, impairments and special charges or credits, equity compensation, and allocated corporate overhead charges to our CSI Compressco LP subsidiary, pursuant to our Omnibus Agreement, which were reimbursed with CSI Compressco LP common units. Adjusted EBITDA (and Adjusted EBITDA as a percent of revenue) is used by management as a supplemental financial measure to assess the financial performance of the Company’s assets, without regard to financing methods, capital structure or historical cost basis and to assess the Company’s ability to incur and service debt and fund capital expenditures.

TETRA only adjusted free cash flow is defined as cash from TETRA’s operations, excluding cash settlements of Maritech AROs, less capital expenditures net of sales proceeds and cost of equipment sold, and including cash distributions to TETRA from CSI Compressco LP and debt restructuring costs. Management uses this supplemental financial measure to:

•	assess the Company’s ability to retire debt;
•	evaluate the capacity of the Company to further invest and grow; and
•	to measure the performance of the Company as compared to its peer group of companies.

TETRA only adjusted free cash flow does not necessarily imply residual cash flow available for discretionary expenditures, as it excludes cash requirements for debt service or other non-discretionary expenditures that are not deducted.

TETRA net debt is defined as the sum of the carrying value of long-term and short-term debt on its consolidated balance sheet, less cash, excluding restricted cash on the consolidated balance sheet and excluding the debt and cash of CSI Compressco LP. Management views TETRA net debt as a measure of TETRA’s ability to reduce debt, add to cash balances, pay dividends, repurchase stock, and fund investing and financing activities.

Schedule E: Special Items, including Maritech

	Three Months Ended
	September 30, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(204)	$(60)	$(4,934)	$4,790	$0.04
Severance expense	(24)	(7)	(5)	(12)	0.00
Stock warrant fair value adjustment	47	14	—	33	0.00
CCLP Series A Preferred fair value adjustment	1,137	341	827	(31)	0.00
Software Implementation	(583)	(175)	(371)	(37)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	684	—	(684)	(0.01)
Maritech profit (loss)	(914)	—	—	(914)	(0.01)
Net Income (loss) attributable to TETRA stockholders, as reported	$(541)	$797	$(4,483)	$3,145	$0.03

	Three Months Ended
	June 30, 2017
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income (Loss) Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(17,036)	$(5,110)	$(6,983)	$(4,943)	$(0.04)
Severance expense	(589)	(176)	—	(413)	0.00
Stock warrant fair value adjustment	5,545	1,663	—	3,882	0.03
Allowance for bad debt	(198)	(59)	—	(139)	0.00
CCLP Series A Preferred fair value adjustment	4,834	1,450	3,478	(94)	0.00
Legal award	(3,255)	(977)	—	(2,278)	(0.02)
Insurance deductible	(200)	(60)	—	(140)	0.00
Software Implementation	(196)	(59)	(123)	(14)	0.00
Effect of deferred tax valuation allowance and other related tax adj.	—	6,731	—	(6,731)	(0.06)
Maritech profit (loss)	(121)	—	—	(121)	—
Net Income (loss) attributable to TETRA stockholders, as reported	$(11,216)	$3,403	$(3,628)	$(10,991)	$(0.10)

	Three Months Ended
	September 30, 2016
	Income (Loss) Before Tax	Provision (Benefit) for Tax	Noncont. Interest	Net Income (Loss) Attributable to TETRA Stockholders	Diluted EPS
	(In Thousands, Except per Share Amounts)
Income (loss) attributable to TETRA stockholders, excluding unusual charges and Maritech	$(11,428)	$(3,428)	$(3,019)	$(4,981)	$(0.05)
Severance expense	(210)	(63)	(33)	(114)	—
Debt refinancing gain on early retirement	397	119	309	(31)	—
Allowance for doubtful accounts	(1,361)	(408)	(416)	(537)	(0.01)
Equity related expenses	(9,340)	(2,802)	(5,860)	(678)	(0.01)
Maritech profit (loss)	(643)	—	—	(643)	(0.01)
Net Income (loss) attributable to TETRA stockholders, as reported	$(22,585)	$1,443	$(9,019)	(15,009)	$(0.16)

Schedule F: Non-GAAP Reconciliation to GAAP Financials

	Three Months Ended
	September 30, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Items	Adjusted Income (Loss) Before Tax	Interest Expense	Adjusted Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$24,891	$12	$24,903	$(8)	$5,937	$—	$—	$30,832
Production Testing Division			(1,405)	—	(1,405)	(47)	2,518	—	—	1,066
Compression Division			(7,014)	(545)	(7,559)	10,811	17,361	261	—	20,874
Offshore Services Segment			452	4	456	—	2,886	—	—	3,342
Eliminations and other			—	2	2	(1)	(4)	—	—	(3)
Subtotal			16,924	(527)	16,397	10,755	28,698	261	—	56,111
Corporate and other			(16,551)	(46)	(16,597)	3,899	129	1,537	—	(11,032)
TETRA excluding Maritech			373	(573)	(200)	14,654	28,827	1,798	—	45,079
Maritech			(914)	—	(914)	—	373	—	—	(541)
Total TETRA	$(1,338)	$797	$(541)	$(573)	$(1,114)	$14,654	$29,200	$1,798	$—	$44,538

	June 30, 2017
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Items	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Adjusted Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$15,786	$—	$15,786	$27	$5,870	$—	$—	$21,683
Production Testing Division			(3,091)	5	(3,086)	(125)	2,599	—	—	(612)
Compression Division			(6,180)	(4,638)	(10,818)	10,184	17,204	935		17,505
Offshore Services Segment			(6,445)	3,658	(2,787)	—	2,463	—	—	(324)
Eliminations and other			4	—	4	2	(7)	—	—	(1)
Subtotal			74	(975)	(901)	10,088	28,129	935	—	38,251
Corporate and other			(11,169)	(4,966)	(16,135)	4,240	118	2,063	—	(9,714)
TETRA excluding Maritech			(11,095)	(5,941)	(17,036)	14,328	28,247	2,998	—	28,537
Maritech			(121)	—	(121)	—	373	—	—	252
Total TETRA	$(14,619)	$3,403	$(11,216)	$(5,941)	$(17,157)	$14,328	$28,620	$2,998	$—	$28,789

	Three Months Ended
	September 30, 2016
	Net Income (Loss), as reported	Tax Provision	Income (Loss) Before Tax, as Reported	Impairments & Special Items	Adjusted Income (Loss) Before Tax	Adjusted Interest Expense, Net	Depreciation & Amortization	Equity Comp. Expense	Omnibus Equity	Adjusted EBITDA
	(In Thousands)
Fluids Division			$8,835	$701	$9,536	$8	$6,873	$—	$—	$16,417
Production Testing Division			(4,222)	26	(4,196)	(147)	3,891	—	—	(452)
Compression Division			(14,862)	10,497	(4,365)	9,763	17,830	774	—	24,002
Offshore Services Segment			1,879	11	1,890	—	2,793	—	—	4,683
Eliminations and other			(2)	—	(2)	—	(4)	—	—	(6)
Subtotal			(8,372)	11,235	2,863	9,624	31,383	774	—	44,644
Corporate and other			(13,570)	(721)	(14,291)	4,699	101	1,774	—	(7,717)
TETRA excluding Maritech			(21,942)	10,514	(11,428)	14,323	31,484	2,548	—	36,927
Maritech			(643)	—	(643)	2	368	—	—	(273)
Total TETRA	$(24,028)	$1,443	$(22,585)	$10,514	$(12,071)	$14,325	$31,852	$2,548	$—	$36,654

Schedule G: Non-GAAP Reconciliation to TETRA Only Adjusted Free Cash Flow

	Three Months Ended			Nine Months Ended
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016
	(In Thousands)
Consolidated
Net cash provided (used) by operating activities	$37,395	$19,977	$(7,830)	$36,834	$27,226
ARO settlements	53	23	324	550	3,769
Capital expenditures, net of sales proceeds	(11,538)	(11,451)	(5,727)	(27,801)	(12,444)
Consolidated adjusted free cash flow	25,910	8,549	(13,233)	9,583	18,551

CSI Compressco LP
Net cash provided by operating activities	13,218	9,533	9,958	24,572	45,522
Capital expenditures, net of sales proceeds	(2,236)	(4,262)	(3,796)	(13,713)	(7,602)
CSI Compressco free cash flow	10,982	5,271	6,162	10,859	37,920

TETRA Only
Cash provided (used) by operating activities (1)	24,177	10,444	(17,788)	14,294	(18,296)
ARO settlements	53	23	324	550	3,769
Capital expenditures, net of sales proceeds (1)	(9,302)	(7,189)	(1,931)	(16,120)	(4,842)
Free cash flow before ARO settlements	14,928	3,278	(19,395)	(1,276)	(19,369)
Distributions from CSI Compressco LP	2,890	2,812	5,574	11,337	16,724
TETRA only adjusted free cash flow	$ 17,818	$6,090	$ (13,821)	$ 10,061	$ (2,645)

(1)	TETRA only cash from operating activities and capital expenditures, net, for the nine months ended September 30, 2017, include the elimination of an intercompany equipment sale of $2.0 million.

Schedule H: Non-GAAP Reconciliation of TETRA Net Debt

The cash and debt positions of TETRA and CSI Compressco LP as of September 30, 2017, are shown below. TETRA and CSI Compressco LP’s credit and debt agreements are distinct and separate with no cross default provisions, no cross collateral provisions and no cross guarantees. Management believes that the most appropriate method to analyze the debt positions of each company is to view them separately, as noted below.

The following reconciliation of net debt is presented as a supplement to financial results prepared in accordance with GAAP.

	September 30, 2017
	TETRA	CCLP	Consolidated
	(In Millions)
Non-restricted cash	$13.5	$7.4	$20.9

Carrying value of long-term debt:
Revolver debt outstanding	—	219.0	219.0
Senior Notes outstanding	117.4	287.8	405.2
Net debt	$103.9	$499.4	$603.3